UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: October 3, 2002

DOCUMENTUM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-27358 (Commission File Number)	95-4261421 (IRS Employer Identification No.)

6801 Koll Center Parkway, Pleasanton, California (Address of principal executive offices)		94566-7047 (Zip Code)

Registrant’s telephone number, including area code (925) 600-6800

N/A

(Former name or former address, if changed since last report.)

Item 5. OTHER EVENTS

         On October 3, 2002, we entered into an Agreement and Plan of Reorganization, dated as of October 3, 2002 (the “Reorganization Agreement”), by and among Documentum, a wholly-owned subsidiary of Documentum, eRoom Technology, Inc. and certain other parties, pursuant to which our subsidiary will be merged with and into eRoom and eRoom will thereby become a wholly-owned subsidiary of Documentum. This description contained in this Item 5 of the Reorganization Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which is attached hereto as Exhibit 2.1.

         Upon the closing of the acquisition, we will issue approximately 7.7 million shares of our common stock and pay approximately $12.6 million in cash for all of the outstanding shares of eRoom’s capital stock, based upon eRoom’s current capitalization. In addition, we will reserve approximately 1.7 million shares of our common stock for issuance upon exercise of stock options being assumed in the acquisition. Upon the closing of the acquisition, approximately fifteen percent (15%) of the total consideration will be placed in escrow for one year. The escrow fund will be available to compensate us for any losses as a result of any inaccuracy in the representations or warranties of eRoom contained in the Reorganization Agreement or any failure to comply with any covenant contained in the Reorganization Agreement.

         We expect the acquisition to close in December 2002. The consummation of the acquisition is conditioned upon obtaining the approval of eRoom’s stockholders, regulatory clearance and other customary closing conditions. In connection with the execution of the Reorganization Agreement, certain officers, directors and significant stockholders of eRoom entered into voting agreements pursuant to which they agreed to vote their shares of eRoom stock in favor of the acquisition. These individuals and entities collectively hold a sufficient number of shares of eRoom stock to approve the acquisition. Additionally, certain stockholders of eRoom have agreed to lock-up the shares of Documentum stock they receive in the acquisition, which shares are to be released, in some cases, over the 180-day period following the closing of the transaction and, in other cases, over the 360-day period following the closing of the transaction.

         eRoom stockholders will receive an information statement and other information relating to the transaction and the solicitation of their approval of the transaction. eRoom stockholders are urged to review this information carefully before voting on this matter.

         This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties including statements regarding the expected closing of the acquisition and the timing of such closing. Future actual results could differ materially from the forward-looking statements discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, the risks that the necessary government approvals to the acquisition may not be obtained, that the other closing conditions to the acquisition may not be satisfied and the other general risks of acquisitions. These factors also include those discussed from time to time in our public reports filed with the Securities and Exchange Commission, such as those under “Risk Factors” included in our quarterly report on Form 10-Q for the quarter ended June 30,

2002 and annual report on Form 10-K for the fiscal year ended December 31, 2001 (as amended on August 29, 2002), as well as our other public reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise these forward-looking statements.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	EXHIBITS.

2.1	Agreement and Plan of Reorganization, dated October 3, 2002, by and among Documentum, Inc., Copper Top Acquisition Corp., eRoom, Inc., and certain other parties.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENTUM, INC.
/s/ Sayed M. Darwish Sayed M. Darwish Vice President, General Counsel and Secretary

Date: October 7, 2002

DOCUMENTUM, INC.

Current Report on Form 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization dated October 3, 2002, by and among Documentum, Inc., Copper Top Acquisition Corp., eRoom Technology, Inc. and certain other parties.